Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
(Not to be used for Signature Guarantee)
for
Tender of Shares of Common Stock
of
HOLLYWOOD MEDIA CORP.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 15, 2011, UNLESS THE OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as defined below) this form must be used to accept the Offer (as defined below) if (1) certificates representing your shares of common stock, par value $.01 per share of Hollywood Media Corp., a Florida corporation, are not immediately available or cannot be delivered to the Depositary prior to the Expiration Time (as defined in the Offer to Purchase), (2) the procedures for book-entry transfer cannot be completed before the Expiration Time or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Time.  This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary.  See Section 3 of the Offer to Purchase.  Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

The Depositary for the Offer is:
American Stock Transfer & Trust Company, LLC

By Mail:	By Facsimile Transmission	By Overnight Courier or Hand:
American Stock Transfer	(for eligible institutions only):	Delivery
& Trust Company, LLC	American Stock Transfer	American Stock Transfer
Attention: Reorganization Department	& Trust Company, LLC Attention: Reorganization	& Trust Company, LLC Attention Reorganization
P.O. Box 2042	Department	Department
New York, NY 10272	Facsimile: 718-234-5001	6201 15th Avenue
	To confirm: 1-877-248-6417	Brooklyn, NY 11219

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice is not to be used to guarantee signatures.  If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Hollywood Media Corp., a Florida corporation (the “Company”), on the terms and subject to the conditions set forth in the Offer to Purchase dated January 18, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.  Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

Number of shares to be tendered: shares* * Unless otherwise indicated, it will be assumed that all shares held by the undersigned are to be tendered.

CONDITIONAL TENDER
(See Instruction 12 of the Letter of Transmittal)

A tendering shareholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase.  Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased.  It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor before completing this section.  Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐    The minimum number of shares that must be purchased from me, if any are purchased from me, is: ______ shares.

☐    If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary.  However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:

☐    The tendered shares represent all shares held by the undersigned.

Certificate Nos. (if available):_______________________________________________________________________

Name(s) of Record Holder(s):_______________________________________________________________________
_______________________________________________________________________________
(Please Type or Print)

Address(es):_____________________________________________________________________________________

Zip Code:_______________________________________________________________________________________

Daytime Area Code and Telephone Number:____________________________________________________________

Signature(s):_____________________________________________________________________________________

Dated:_________________________, 2011

If shares will be tendered by book-entry transfer, check this box and provide the following information:

Name of Tendering Institution:______________________________________________________________________

Account Number at Book-Entry Transfer Facility:_______________________________________________________

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE
(Not To Be Used For Signature Guarantee)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein.  Failure to do so could result in financial loss to such eligible institution.

Name of Firm: __________________________________________________________________________________

Authorized Signature: ____________________________________________________________________________

Name: ________________________________________________________________________________________
(Please Type or Print)

Title:__________________________________________________________________________________________

Address:_______________________________________________________________________________________

Zip Code:________________________________________________________________________________________

Area Code and Telephone Number:____________________________________________________________________

Dated:_______________________, 2011

Note: Do not send certificates for shares with this Notice.
Certificates for Shares should be sent with your Letter of Transmittal.